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                                                                    Exhibit 3.64

                           ARTICLES OF INCORPORATION
                            (ATTACH CONFORMED COPY)
                  [X] PROFIT                   [_] NONPROFIT
                            (Mark appropriate box)

          The undersigned persons, pursuant to Section 79-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

     1.   The Name of the corporation is

          Wilsons Leather of Mississippi Inc.
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     2.   Domicile address is      7401 Boone Avenue North
                             ---------------------------------------------------
                                           STREET
                                   Minneapolis, Minnesota  55428
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                                   CITY/STATE/COUNTY/ZIP

     3. FOR NONPROFITS ONLY: The period of duration is _____________ years or ____________ perpetual.

     4. (a) The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows (THIS IS FOR PROFIT ONLY):
                    Classes(es)                 No. of shares authorized
                    -----------                 ------------------------

          Common Stock, $.01 par value                    100
          ----------------------------          -------------------------

          ____________________________          _________________________

          ____________________________          _________________________
          (b)  if more than one (1) class of shares is authorized, the preferences, limitations, and relative rights of each class are as follows:
          N/A

     5.   The street address of its initial registered office is

                    506 South President Street
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                                       STREET
                    Jackson, Mississippi  39201
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                                    CITY/STATE/ZIP

          and the name of its initial registered agent at such address is

                    Corporation Service Company
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     6.   The name and complete address of each incorporator is as follows
          (PLEASE TYPE OR PRINT):

                    Amy M. Greene, 2200 Norwest Center, 90 South Seventh Street
          ----------------------------------------------------------------------

                    Minneapolis, Minnesota  55402
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                            NAME/STREET ADDRESS/CITY/STATE/ZIP
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     7.   DENY PREEMPTIVE RIGHTS
          ----------------------

          No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued if the same have been reacquired and if their reissue is not prohibited, and any and all of such rights and options may be granted by the Board of Directors to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     8.   LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION
          ------------------------------------------------------

     a. The liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of the Mississippi Business Corporation Act, as the same may be amended and supplemented.

     b. The corporation shall, to the fullest extent permitted by the provisions of the Mississippi Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     9.   DENIAL CUMULATIVE VOTING
          ------------------------

     Shareholders shall not have a right to cumulate their votes.



                                             /s/ Amy M. Greene
                                             ---------------------------------

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                       Incorporator (Signature)
                                                 Amy M. Greene, Incorporator